SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT


    This Agreement is made and entered into as of this 20th day of June, 1989, by and between Robert G.
Watson, Jr. (the "Employee"), The American National
Bank of Vincennes, a national banking association with its principal office in Vincennes, Indiana (the
"Bank"), and AMBANC Corp. (the "Company"), an Indiana corporation that owns all of the outstanding capital stock of the Bank. (The Company and the Bank are collectively referred to herein as the "Employer").

                       ARTICLE I
                       Recitals

    The Employer, in recognition of the invaluable contribution of the Employee's services to its success, and in recognition of the Employee's considerable and unique knowledge and experience relating to its business, affairs and operations, desires and believes it to be in its best interest and the best interest of its shareholders to secure the continuation of the Employee's services as an employee of the Employer. To induce the Employee to continue to serve as an employee of the Employer, the Employer desires to provide the Employee additional compensation in the event of the termination of his employment with both the Company and the Bank for a reason other than his death. In consideration of the foregoing, and for other good and valuable consideration, the Employee and the Employer hereby enter into this Agreement and agree to be bound by its terms and conditions.

                      ARTICLE II
                      Definitions

    Section 2.01.  Beneficiary.  "Beneficiary" means
the person(s) designated in writing by the Employee to the Employer to receive any Supplemental Retirement
Benefits that may be payable hereunder after the Employee's death.

    Section 2.02.  Commencement Date.  "Commencement
Date" means the date selected by the Employee pursuant to Section 4.02 on which payment of Supplemental
Retirement Benefits to the Employee begins.  The
Commencement Date shall be the first day of a month, and shall not be earlier than the Termination Date.

    Section 2.03.  Qualifying Termination.  "Qualifying
Termination" means termination of the Employee's employment with both the Company and the Bank (or termination of employment with the last of the two if termination of the Employee's employment with the Company and the Bank does not occur simultaneously) as a result of a mutual agreement respecting such termination between the Employer and Employee or by reason of either the Employee's discharge, resignation, retirement, or disability.

    Section 2.04.  Supplemental Retirement Benefits.
"Supplemental Retirement Benefits" means benefits payable by the Employer to the Employee pursuant to this Agreement either in the form of a Ten Year Certain
Annuity, a Lifetime Annuity, or a Single Sum Settlement
(all as defined herein).

    Section 2.05.  Termination Date.  "Termination
Date" means the date and time at which the Employee's employment with both the Company and the Bank terminates (or the date and time at which the Employee's employment with the last of the two terminates if termination of the Employee's employment with both the Company and the Bank does not occur simultaneously) by reason of a Qualifying Termination.
If such Qualifying Termination results from the Employee's resignation or retirement (including resignation or retirement necessitated by the

Employee's disability), the Employee shall specify the Termination Date pursuant to Section 3.02 hereof. If such Qualifying Termination results from the Employer's discharge of the Employee (including discharge necessitated by the Employee's disability), the Employer shall specify the Termination Date. If the Employer and Employee mutually agree to a termination of the Employee's employment, whether necessitated by the Employee's disability or for any other reason, the Employee shall specify the Termination Date.

                      ARTICLE III
                Qualifying Termination

    Section 3.01.  The Employee is entitled to
Supplemental Retirement Benefits hereunder only if his employment with the Employer terminates by reason of a Qualifying Termination as defined in Section 2.03 hereof. If the Employee dies prior to the Termination
Date specified pursuant to Section 2.05 hereof in connection with a Qualifying Termination, then the termination of the Employee's employment with the Employer shall be deemed to have occurred by reason of the Employee's death rather than by reason of a Qualifying Termination and no Supplemental Retirement

Benefits shall be payable to the Employee (or to his beneficiary or successors) under this Agreement.

    Section 3.02.  Notice of Resignation or Retirement.
For purposes of this Agreement the Employee's employment with the Employer shall be deemed to have been terminated by resignation or retirement only if the Employee submits to the Employer, during the Employee's lifetime, a written notice, signed by the Employee, stating his intention to resign or retire, as applicable, and specifying therein the Termination Date as of which such resignation or retirement shall be effective (which date and time shall not be earlier than the date and time such notice is received by the Company and the Bank). Such resignation or retirement shall be effective as of the Termination Date so specified.

                      ARTICLE IV
           Supplemental Retirement Benefits

    Section 4.01.  Ten Year Certain Annuity.  Subject
to the Employee's right to elect to receive one of the alternate forms of Supplemental Retirement Benefits set forth in Section 4.05 hereof, upon a Qualifying
Termination, the Employee shall be entitled to receive from the Employer a monthly annuity payment in an amount determined in accordance with Sections 4.03 and
4.04 hereof payable to the Employee during his lifetime, but in any event payable for a period of not less than one hundred twenty (120) months (the "Ten
Year Certain Annuity"). Payment of such monthly annuity payments to the Employee shall begin on the Commencement Date and shall be payable on the first day of each month thereafter during the Employee's lifetime and, if the Employee dies prior to receiving one hundred twenty (120) such monthly annuity payments, continuing after the Employee's death until an aggregate total of one hundred twenty (120) such monthly annuity payments have been paid to the Employee and Beneficiary (or other successor to whom such payments are made after the Employee's death).

    Section  4.02.  Selection of Commencement Date.
The Employee's selection of the date on which payment of the Ten Year Certain Annuity (or an alternate form of benefit selected by the Employee hereunder) shall commence shall be in writing, signed by the Employee, and delivered to the Employer during the Employee's lifetime and prior to the Commencement Date.

    Section 4.03.  Amount of Ten Year Certain Annuity
Payments. The amount of each monthly annuity payment payable to the Employee pursuant to Section 4.01 hereof shall be determined as follows:

    (a) If the Termination Date occurs after March 31,
        2000, the amount of each monthly Ten Year
        Certain Annuity payment shall be Four Thousand
        Nine Hundred Thirty-nine Dollars ($4,939).

    (b) If the Termination Date occurs prior to April
        1, 2000, the amount of each monthly Ten Year
        Certain Annuity payment shall be (i) Four
        Thousand Nine Hundred Thirty-nine Dollars
        ($4,939), minus (ii) the product obtained by multiplying Thirty-three Dollars and Sixty
        Cents ($33.60) times the number of months by which the Termination Date precedes April, 2000
        (including the month in which the Termination
        Date occurs and excluding the month of April,
        2000); subject, however, to further reduction pursuant to Section 4.04 hereof.

    Section 4.04.  Reduction For Early Commencement
Date.  If the Commencement Date occurs prior to May 1,

2000, the amount of each monthly Ten Year Certain
Annuity payment determined pursuant to Section 4.03 shall be reduced by the sum of (a) 1/180th of such amount for each month, up to a maximum of sixty (60) months, by which the Commencement Date precedes May 1, 2000, plus (b) 1/360th of such amount for each month, if any, by which the Commencement Date precedes May 1, 1995 (including in each case, as applicable, the month in which the Commencement Date occurs).

    Section 4.05.  Optional Forms of Benefit.  If the
Employee becomes entitled to Supplemental Retirement
Benefits, then in lieu of receiving a Ten Year Certain
Annuity the Employee may elect to receive either of the following actuarially equivalent form of benefits:

    (a) A monthly annuity payable to the Employee during his lifetime only (without any guaranteed minimum number of monthly payments)
        (the "Lifetime Annuity"), the amount of each such monthly payment to be an amount such that the Lifetime Annuity will be actuarially equivalent to the aggregate total of the Ten
        Year Certain Annuity payments that would have been payable to the Employee hereunder absent his election to receive a Lifetime Annuity.

    (b) A single sum payment (the "Single Sum
    Settlement") in an amount that is actuarially equivalent to the aggregate total of the Ten Year
    Certain Annuity payments that would have been payable to the Employee hereunder absent his election to receive a Single Sum Settlement.

    Section 4.06.  Actuarial Assumptions.  For purposes
of computing the actuarial equivalency of the optional forms of Supplemental Retirement Benefits provided in
Section 4.05 hereof to the aggregate total of the Ten
Year Certain Annuity payments (as determined pursuant to Sections 4.03 and 4.04 hereof) the Employee would have been entitled to receive absent his election to receive one of the optional forms of benefit, the following actuarial assumptions shall be used:

        (a)  interest rate:  eight percent (8%); and

        (b)  mortality experience:  1984-UP UNISEX
            MORTALITY TABLE.

    Section 4.07.  Election of Optional Benefit Forms.
If the Employee wishes to elect one of the optional forms of benefit payment described in Section 4.05 hereof in lieu of a Ten Year Certain Annuity, the Employee must make such election in writing on the form attached hereto as Exhibit A and must deliver the signed election to the Employer prior to the Commencement Date.

    Section 4.08.  Payments After Employee's Death.  If
the Employee will receive a Ten Year Certain Annuity or has validly elected to receive a Single Sum Settlement and dies prior to receiving payment of all sums due to him hereunder, the Employer shall make the payments to which the Employee would have been entitled to the Employee's Beneficiary. Absent a valid beneficiary designation, the Employer shall pay such sums to the Employee's surviving spouse or, in the absence of a surviving spouse, to the Employee's estate.

                       ARTICLE V
                     Miscellaneous

    Section 5.01.  Succession.  This Agreement shall
inure to the benefit of and be binding upon the legal representatives, successors and assigns of the Employee and the Employer. The Employer shall assign this Agreement to any person that succeeds to all or substantially all of its business and assets by merger, consolidation, sale of assets or otherwise and with which the Employee accepts employment, and shall obtain the assumption hereof by such successor. In such event, all references herein to the Employer shall be deemed and construed to be references to such successor, provided, however, that such assignment and assumption shall not reduce or affect any of the obligations of the assignor hereunder, which obligations shall continue in full force and effect as the obligations of a principal and not as the obligations of a surety to the same extent as though no assignment had been made.

    Section 5.02.  Legal Expenses.  In the event that
the Employee or his successors institute any legal action to enforce their rights under, or to recover damages for breach of, this Agreement, the Employee or his successors, if the prevailing party, shall be entitled to recover from the Employer actual expenses
(including attorneys' fees) incurred in connection with such legal action.

    Section 5.03.  Titles.  The titles of sections
hereof are intended solely for convenience, and no provision hereof is to be construed by reference to any such title.

    Section 5.04.  Amendment or Modification.  No
provision hereof may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing signed by the Employee and the Employer.

    Section 5.05.  Severability.  In the event that any
provision or portion hereof is determined to be invalid or unenforceable for any reason, the remaining provisions and portions hereof shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; provided, however, that if the remaining provisions and portions hereof are so essentially and inseparably connected, and so dependent upon, the provision or portion declared invalid that they are incomplete and incapable of being given effect without such provision or portion, then this entire Agreement shall be deemed to be invalid and unenforceable.

    Section 5.06.  No Employee Interest or Trust.
Neither anything contained herein nor any action taken pursuant to the provisions hereof shall create or be construed to create an interest of the Employee in any insurance or annuity policy purchased and owned by the Employer for the purpose of paying the retirement benefits payable hereunder, and neither anything contained herein nor any such action shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Employee, his beneficiary or any other person. Any funds that may be set aside or invested by the Employer for the purpose of paying the Supplemental Retirement Benefits payable hereunder shall continue for all purposes to be a part of the general funds of the Employer, and no person other than the Employer shall, by virtue of the provisions hereof, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

    Section 5.07.  Other Benefits.  Nothing contained
herein shall be deemed to exclude the Employee from any supplemental compensation, bonus, pension, insurance, severance pay or other benefit to which he might otherwise be or become entitled as an employee of the Employer.

    Section 5.08.  Governing Law.  This Agreement
contains the entire understanding between the parties with respect to the subject matter hereof, and shall be governed by the laws of the State of Indiana.

    IN WITNESS WHEREOF, the Company, the Bank and the
Employee have executed this Agreement as of the date and year first above written.

                               COMPANY:

                               AMBANC CORP.


                               By: /s/ Howard R. Wright

                               By: /s/ Karen L. Krodel,
                               V.P. and Sr. T.O.
Attest:


/s/ Richard H. Schaffer

                               BANK:

                               THE AMERICAN NATIONAL
                               BANK OF VINCENNES


                               By: /s/ Howard R. Wright

                               By: /s/ Karen L. Krodel,
                               V.P. and Sr. T.O.
Attest:


/s/ Richard H. Schaffer

                               EMPLOYEE:


                                /s/ Robert G. Watson
                               Robert G. Watson, Jr.

                     EXHIBIT A TO
      SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT

                  ELECTION TO RECEIVE
                   OPTIONAL FORM OF
           SUPPLEMENTAL RETIREMENT BENEFITS

    Robert G. Watson, Jr., does hereby elect, pursuant
to Section 4.07 of the Supplemental Retirement Benefits
Agreement (the "Agreement") dated the        day of
          , 1989, among himself, The American National
Bank of Vincennes and AMBANC Corp., to receive the optional form of Supplemental Retirement Benefits indicated below in lieu of a Ten Year Certain Annuity
(all as defined and set forth in the Agreement):

- -------------------------------------------------------

                   LIFETIME ANNUITY

    I hereby elect to receive a Lifetime Annuity pursuant to Section 4.05(a) of the Agreement.


Dated:
                               Robert G. Watson, Jr.


- -------------------------------------------------------


                 SINGLE SUM SETTLEMENT

    I hereby elect to receive a Single Sum Settlement pursuant to Section 4.05(b) of the Agreement.



Dated:
                               Robert G. Watson, Jr.
0002\10supp-ret.edg